SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

May 13, 2005

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 315-9040
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 16, 2005, we issued a press release to announce that we have closed on a $15.5 million financing with Cornell Capital Partners, LP. The financing carries an interest rate of 7.75%, has a term of three years and is convertible into common stock at $0.30 per share and includes 6 million warrants with an exercise price of $0.50 a share.

A copy of the press release is attached as an exhibit under Item 9.01(c) of this report. A copy of the underlying agreements will be filed as exhibits to our annual report on Form 10-KSB.

Item 3.02. Unregistered Sales of Equity Securities

The securities to be issued to Cornell will not be registered under the Securities Act. The issuance of the securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits Furnished.

99.1 Press Release, dated May 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
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Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: May 18, 2005